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                                                                   EXHIBIT 10.36


            FORM OF 9% CONVERTIBLE SUBORDINATED SECURED DEBENTURE


                  THIS DEBENTURE AND THE SHARES OF COMMON STOCK ("SHARES") ISSUABLE UPON CONVERSION OF THE DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE DEBENTURE AND THE SHARES MAY NOT BE SOLD UNLESS REGISTERED THEREUNDER OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION SHALL BE AVAILABLE. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER OBLIGATIONS AND CONDITIONS SPECIFIED HEREIN.


                 9% CONVERTIBLE SUBORDINATED SECURED DEBENTURE


December 6, 1996                                                       $______


                  For value received, the undersigned, U.S. ENERGY SYSTEMS, INC., a Delaware corporation (the "Company"), hereby promises to pay to ________________ (the "Holder"), the principal amount of____________________________, together with interest thereon calculated from the date of issuance hereof in accordance with the provisions of this 9% Convertible Subordinated Secured Debenture ("Debenture"). The capitalized terms set forth in this Debenture shall have the meanings set forth in Section 8, unless otherwise defined herein.

         1.       Payment of Interest.

                  (a) Rate. Interest will accrue on the unpaid principal amount of this Debenture outstanding from time to time at a rate equal to nine percent (9%) per annum (calculated on the basis of a 365 day year). Subject to Section 3 and the terms of any Senior Indebtedness, the Company will pay interest accrued monthly ("Interest Payment") commencing January 6, 1997 (each monthly Interest Payment date is referred to herein as an "Interest Payment Date"), provided, however, that the first six monthly Interest Payments shall be deferred and shall be paid on the earlier to occur of (i) the date that is six months prior to the Maturity Date (as hereinafter defined) and (ii) the date that this Debenture is redeemed pursuant to the provisions of Sections 5 and 6 herein.

                  (b) Supplemental Participation in Net Revenue. In addition to the Interest Payment provided for in Section 1(a) above, the Company shall pay the Holder a pro rata portion of fifty percent (50%) of Lehi's share of the net revenue (net of funds required for the Interest Payment) resulting from the Project's energy sales (the Supplemental Participation"). The Holder's Supplemental Participation shall be pro rata to the interest in the Supplemental Participation of the holders of all other Debentures subscribed to pursuant to the terms of the Amended Private Offering Memorandum (as defined below)(individually, a "Debenture Holder" and, collectively, the "Debenture Holders") as of the date of expiration of the offering of the Debentures thereunder. In the event the Company shall redeem less than all of the Debentures in accordance with Section 5 hereof or fewer than all the Debenture Holders shall have converted their Debentures into Common Stock in accordance with Section 9 hereof, the Holder's pro rata interest in the Supplemental Participation shall remain equal to the Holder's interest in the Supplemental Participation calculated as of the date of expiration of the offering of the Debentures under the Amended Private Offering Memorandum. The Company shall calculate the net revenue resulting from Lehi's share of the net revenue resulting from the Project's energy sales not later than sixty (60) days subsequent to the end of each calendar year beginning with the calendar year 1994 and shall pay the Holder its pro rata interest in the Supplemental Participation not later than ninety (90) days subsequent to the end of each calendar year.



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                  (c) Certain Terms. Interest Payments are to be made on this
Debenture, at the Holder's address stated at the end of this Debenture, in lawful money of the United States of America. If payment is due on any day that is not a Business Day, the date shall be extended to the next succeeding Business Day.

         2.       Payment of Principal.

                  (a) Scheduled Repayment. (i) Subject to Section 3 and the terms of any Senior Indebtedness, unless earlier redeemed pursuant to the provisions of this Debenture, the Company shall repay the principal amount of this Debenture on January 25, 2004 (the "Maturity Date").

                  (b) Certain Terms. Payments of principal are to be made at the Holder's address stated at the end of this Debenture, in lawful money of the United States of America. If payment is due on any day that is not a Business Day, the due date shall be extended to the next succeeding Business Day.

         3.       Security.

                  (a) Security Interest in Shares of Lehi Envirosystems, Inc. Payment of principal, interest, any unpaid and accrued interest on the Debentures and, if applicable, any Supplemental Participation due will be secured by a security interest in all of the issued and outstanding shares of common stock ("Lehi Common Stock") of Lehi Envirosystems, Inc., a Delaware corporation ("Lehi"), all of which issued and outstanding shares are owned by the Company. Until such time as the Company's obligations for the payment of the principal, interest, any unpaid and accrued interest on the Debentures and, if applicable, any Supplemental Participation due are outstanding and not fully satisfied, the Company shall not cause Lehi to issue any additional shares of common stock unless the security interest granted in this section shall be extended to such additional shares.

                  (b) Pledge of Lehi Common Stock. The Company agrees that at the closing of the sale of the Debentures, it will pledge all of the shares of Lehi Common Stock owned by it to secure the Company's obligations for the payment of the principal, interest, any unpaid and accrued interest on the Debentures and, if applicable, any Supplemental Participation due, pursuant to the terms and conditions of a pledge agreement between the Company and Richard
H. Nelson and Theodore Rosen, acting jointly as pledge agent ("Pledge Agent") for all of the Debenture Holders (the "Pledge Agreement").

                  (c) Perfection and Protection of Security Interest. The Company shall perform all steps necessary to perfect, maintain, protect and enforce the liens in the Lehi Common Stock pledged as collateral to secure the Company's obligations for the payment of the principal, interest, any unpaid and accrued interest on the Debentures and, if applicable, any Supplemental Participation due, including, without limitation: (i) executing and delivering the Pledge Agreement, (ii) executing and filing financing and continuation statements in form reasonably satisfactory to the Pledge Agent, (iii) delivering to the Pledge Agent the original certificates of the Lehi Common Stock and the originals of any other instruments or documents of which the Pledge Agent reasonably determines it should have possession in order to perfect and protect the Pledge Agent's security interest therein, duly endorsed or assigned to the Pledge Agent without restriction, (iv) placing notations on the Company's books of account to disclose the Pledge Agent's security interest and (v) taking such other steps as are reasonably deemed necessary by the Pledge Agent to maintain and enforce its lien in the Lehi Common Stock. To the extent permitted by applicable law, the Pledge Agent may file, without the Company's signature one or more financing statements disclosing its liens in the Lehi Common Stock.

         From time to time, the Company shall, upon the Pledge Agent's request, execute and delivery confirmatory written instruments pledging to the Pledge Agent, for the benefit of the Holders, the Lehi Common Stock, but the Company's failure to do so shall not affect or limit the Pledge Agent's security interest or the Pledge Agent's other rights in the Lehi Common Stock. So long as the Company's obligations for the payment of the principal, interest, any unpaid and accrued interest on the Debentures and, if applicable, any Supplemental




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Participation due are outstanding and not fully satisfied, the lien of the
Pledge Agent shall remain in full force and effect.

         4.       Subordination.

                  (a) Debenture Subordinated to Senior Indebtedness. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder of the Debenture likewise covenants and agrees, that the indebtedness evidenced by the Debenture, including the principal of, premium, if any, and interest thereon and any other amounts payable with respect to the Debenture, shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment of all Senior Indebtedness of the Company and that each holder of Senior Indebtedness of the Company whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness of the Company in reliance upon the covenants and provisions contained in this Debenture.

                  (b) Company Not to Make Payments with Respect to the Debenture in Certain Circumstances.

                  (i) Upon a default ("Payment Default") in the payment of principal of, premium, if any, interest on or other amounts owing under any Senior Indebtedness of the Company or any of its subsidiaries when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Company on account of the principal of, premium, if any, or interest on this Debenture, or in respect of any redemption, prepayment, retirement, purchase or other acquisition of the Debenture.

                           (ii) In the case of a default or an event of default
                  (which, with notice, lapse of time or both, would constitute such a default) with respect to any Senior Indebtedness of the Company, as such default or event of default is defined in the agreements or instruments under which the same is outstanding, pursuant to which the holder(s) thereof are (or, with due notice or lapse of time or both, would be) entitled to accelerate the maturity thereof, then, commencing on the date written notice of such default or event of default to the Company by any holder or holders of such Senior Indebtedness or their representative or representatives ("Default Notice"), and continuing until the date such event of default or default shall have been cured or waived in accordance with the terms of the applicable agreements or instruments, no direct or indirect payments in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made by the Company on account of the principal of, premium, if any, or interest on this Debenture, or in respect of any redemption, retirement, prepayment, purchase or other acquisition of this Debenture.

                           (iii) In the event that, notwithstanding the
                  provisions of this Section 4(b), any direct or indirect payment or distribution shall be received by any Holder of this Debenture in contravention of the provisions of this
                  Section 4(b), such payments and distributions shall be held in trust for the benefit of, and upon receipt by such Holder of written notice that such payment or distribution has been made in violation of this Section 4(b), shall be immediately paid over to, the holder(s) of all Senior Indebtedness of the Company at the time outstanding or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness of the Company may have been issued, as their respective interests may appear, for application to the pro rata payment of all such Senior Indebtedness of the Company until all such Senior Indebtedness of the Company shall have been paid in full, after giving effect to any concurrent payment or distribution to the holder(s) of such Senior Indebtedness of the Company.


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                  (iv) The Company shall give written notice to the Holder of this Debenture of any default or event of default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness of the Company may have been issued.


                  (c) Not Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation, Reorganization, etc. of the Company. Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, recapitalization or readjustment of the Company or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise), then in such event, all Senior Indebtedness shall first be paid in full (including principal, premium, if any, prepayment charge, if any, interest and other amounts owing with respect thereto) or provision satisfactory to the holders of Senior Indebtedness shall have been made for such payment before any payment is made on account of the principal of, interest on and other amounts payable in respect of the Indebtedness evidenced by this Debenture.

                  (d) Holder of this Debenture to be Subrogated to Right of Holders of Senior Indebtedness. Subject to the prior payment in full of all Senior Indebtedness of the Company, the Holder of this Debenture shall be subrogated (equally and ratably with the holders of all Indebtedness of the Company which by its terms is not superior in right of payment to this Debenture and which ranks in a parity with this Debenture) to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness of the Company until the principal of and interest on the Debenture shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of the Company of cash, property, or securities, distributable to the holders of Senior Indebtedness of the Company under the provisions hereof to which the holders would be entitled except for the provisions of this Section 4, and no payment pursuant to the provisions of this Section 4 to the holders of Senior Indebtedness of the Company by the Holder shall, as between the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the Holder, be deemed to be a payment by the Company to or on account of Senior Indebtedness of the Company, it being understood that the provisions of this Section 4 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holder(s) of Senior Indebtedness of the Company, on the other hand.

                  (e) Subordination and Subrogation Not To Apply To Pledge Agreement. The provisions of this Section 4 relating to subordination and subrogation shall not apply to the enforcement of the rights of the Debenture Holders by the Pledge Agent under the Pledge Agreement or the prerogative of the Pledge Agent to apply the proceeds of any sale of the Lehi Common Stock under applicable law to the Company's obligations for the payment of the principal, interest, any unpaid and accrued interest on the Debentures and, if applicable, any Supplemental Participation due. Notwithstanding any other provision of this Debenture, the Company hereby covenants and agrees not to take any action to impair the Pledge Agent's ability to enforce the rights of the Debenture Holders under the Pledge Agreement or to apply the proceeds of any sale of the Lehi Common Stock to the Company's obligations for the payment of the principal, interest, any unpaid and accrued interest on the Debentures and, if applicable, any Supplemental Participation due without the consent of the Debenture Holders holding at least two-thirds (2/3) of the outstanding principal amount of all outstanding Debentures.

         5. Redemption. (a) To the extent the Company shall have funds legally available for such payment, commencing January 25, 1998 the Company may redeem at its option the Debentures, in whole or in part, at a redemption price per Debenture equal to one hundred and two percent (102%) of the principal amount of this Debenture, plus any unpaid and accrued interest of Supplemental Participation, including the first six deferred monthly Interest Payments unless earlier paid (the "Liquidation Value"), on the date fixed for redemption (collectively, the "Redemption Payments").


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                  (b) Upon any redemption pursuant to Section 5(a), the Company agrees that in addition to the Redemption Payments, it will issue to each Debenture Holder whose Debenture(s) have been redeemed a warrant to purchase shares of the Company's common stock, $.01 par value per share ("Common
Stock"). The number of shares of Common Stock issuable upon exercise of such warrant shall be that number of shares determined by dividing the principal amount of Debentures redeemed by the Company by the then current Conversion Number (as hereinafter defined). The Warrants shall be exercisable until the Maturity Date.

                  6. Procedure for Redemption. (a) In the event that fewer than all of the then outstanding Debentures are to be redeemed, the Debentures to be redeemed shall be redeemed pro rata to the total number of Debentures outstanding or in accordance with any other method selected by the Board of Directors which is not inconsistent with applicable law.

                  (b) In the event the Company shall redeem Debentures, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 60 days prior to the redemption date, to each holder of record of the Debentures to be redeemed at such holder's address as the same appears on the Debenture register of the Company. Each such notice shall state: (i) the redemption date, (ii) the number of Debentures to be redeemed and, if fewer than all of the Debentures held by such holder are to be redeemed from such holder, the number of Debentures to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that interest on the Debentures to be redeemed will cease to accrue on such redemption date.

                  (c) Notice having been mailed as provided in Section 6(b), from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price of the Debentures called for redemption) interest on the Debentures so called for redemption shall cease to accrue, and such Debentures shall no longer be deemed to be outstanding and all rights of the holders thereof as holders of Debentures of the Company (except the right to receive from the Company the redemption price and the warrants as provided in Section 5) shall cease. Upon surrender in accordance with said notice of the Debentures so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such Debentures shall be redeemed by the Company at the redemption price aforesaid.

         7.       Events of Default.

                  (a) The following events shall constitute events of default hereunder ("Events of Default"):

                           (i) the Company shall fail to pay the principal
                  amount of this Debenture when due in accordance with the terms hereof, or fail to make an Interest Payment on an applicable Interest Payment Date in accordance with the terms hereof, and in each case such event shall not have been remedied within one hundred twenty (120) days after it has occurred; or

                           (ii) (a) the Company shall commence any case,
                  proceeding or other action (I) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (II) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (a) above which (I) results in the entry of an order for relief or any such adjudication or appointment, or (II) remains undismissed, undischarged, or unbonded for a period of sixty (60) days; or (c) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a


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                  warrant of attachment, execution, distraint or similar
                  process against all or any substantial part of its assets,which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed on bond pending appeal within sixty (60) days from the entry thereof; or (d) the Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                                    (iii) the Company shall have defaulted
                  under the Pledge Agreement, and such default is not cured within one hundred and twenty (120) days after it has occurred.

                           (b)  Consequences of Events of Default.

                           (i) Subject to the provisions of Section 3 hereof,
                  if an Event of Default has occurred, the Holder may demand (by 10 days' prior written notice to the Company and to the holders of Senior Indebtedness known to the Holder) immediate payment of all or any portion of the outstanding principal amount of the Debenture owned by the Holder; the principal amount of, and interest accrued to the date of Default on, the Debenture so accelerated shall thereafter bear interest until paid at the rate provided in Section 1(a); and the Company will give prompt written notice of such election to any other Holder(s) of the Debentures, each of which may demand immediate payment of all or any portion of the principal of the Debenture held by such Holder by mailing written notice thereof to the Company within 15 days after receipt of the Company's notice.

                           (ii) Upon the occurrence of an Event of Default, the
                  Holder shall also have the right to exercise its rights (through the Pledge Agent) under the Pledge Agreement.

                  8. Definitions. For purposes of this Debenture, the following capitalized terms have the following meaning.

                  "Business Day" shall mean any day that is not a Saturday, Sunday, or day on which banks in New York, New York are not required to be open.

                  "Indebtedness" shall mean, with respect to any Person, any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures, or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes a trade payable in the ordinary course of business that is not overdue by more than 120 days or is being contested in good faith), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with generally accepted accounting principles consistently applied, and shall also include, to the extent not otherwise included, any obligations in respect of capitalized leases, and guaranties of items which would be included within this definition (irrespective of whether such items would appear upon such balance sheet).

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, organization, or government or any agency or political subdivisions thereof.

                  "Project" shall mean the Project defined and described in the Confidential Private Offering Memorandum.

                  "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including any interest accruing after the filing of a petition in bankruptcy) on and other amounts due or in connection with any Indebtedness of the Company including without limitation, the liabilities as defined in and arising under any loan or



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security agreement with a bank, insurance company, or other financial institution or affiliate of any thereof whether outstanding on the date of this Debenture, or any Indebtedness thereafter created, incurred, assumed, or guaranteed by the Company, and, in each case, all renewals extensions, and refundings thereof, except Indebtedness which by the terms of the instrument creating or evidencing such Indebtedness created, incurred, assumed, or guaranteed after the date of this Debenture is expressly made equal to or subordinate and subject in right of payment to, the payment of principal of and interest on the Debenture. Notwithstanding anything herein to the contrary, Senior Indebtedness shall not include: (i) Indebtedness representing the repurchase price of any preferred stock or other capital stock of the Company or any dividend or distribution with respect thereto; (ii) Indebtedness of the Company owed directly to any employee, officer or director thereof; and (iii) Indebtedness which, by its terms, is subordinate in right of payment to the Indebtedness of the Company evidenced by this Debenture.

         9. Conversion. Each Debenture may be converted at any time, at the option of the Holder hereof, into shares of Common Stock on the terms and conditions set forth below in this Section 9.

                  (a) Subject to the provisions for adjustment hereinafter set forth and the Company's forced conversion right set forth in Section 10 herein, each $1,000 principal amount of Debentures shall be initially convertible at the option of the Holder thereof, in the manner hereinafter set forth, into one hundred twenty five (125)(rounded to the nearest whole share) (the "Conversion Number") fully paid and nonassessable shares of Common Stock.

                  (b) The number of shares of Common Stock into which each $1,000 principal amount of Debentures is convertible shall be adjusted from time to time as follows:

                           (i) In case the Company shall at any time or from
                  time to time declare or pay any dividend on its Common Stock payable in shares of its Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification, split or otherwise than by payment of a dividend in its Common Stock), then, and in each such case, the number of shares of Common Stock into which each $1,000 principal amount of Debentures is convertible shall be adjusted so that the holder of each Debenture thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying
                  (a) the number of shares of Common Stock into which such $1,000 principal amount of Debentures was convertible immediately prior to the occurrence of such event by (b) a fraction, the numerator of which is the sum of (I) the number of shares of Common Stock into which such $1,000 principal amount of Debentures was convertible immediately prior to the occurrence of such event plus (II) the number of shares of Common Stock which such holder would have been entitled to receive in connection with the occurrence of such event had such $1,000 principal amount of Debentures been converted immediately prior thereto, and the denominator of which is the number of shares of Common Stock determined in accordance with clause (I) above. An adjustment made pursuant to this subparagraph (b)(i) shall become effective in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action became effective;

                           (ii) In case the Company at any time or from time to
                  time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, by reverse split, reclassification or otherwise, then, and in each such case, the number of shares of Common Stock into which each $1,000 principal amount of Debentures is convertible shall be adjusted so that the holder of each $1,000 principal amount of Debentures thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares of Common Stock into which such $1,000 principal amount of Debentures was convertible immediately prior to the occurrence of such event by (b) a fraction, the numerator of which is the number of shares which the holder would have owned after giving



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

                  effect to such event had such $1,000 principal amount of Debentures been converted immediately prior to the occurrence of such event and the denominator of which is the number of shares of Common Stock into which such $1,000 principal amount of Debentures was convertible immediately prior to the occurrence of such event. An adjustment made pursuant to this subparagraph (b)(ii) shall become effective at the close of business on the day immediately prior to the day upon which such corporate action becomes effective; and

                           (iii) In case of any capital reorganization or
                  reclassification of the capital stock of the Company or in case of the consolidation or merger of the Company with another corporation or in the case of any sale or conveyance of all or substantially all of the property of the Company, each $1,000 principal amount of Debentures shall thereafter be convertible into the number of shares of stock or other securities or cash or other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock into which such $1,000 principal amount of Debentures was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance.

         10.      Forced Conversion.

                  (a) Commencing January 25, 1997, the Company shall have the right to convert all, and not less than all, the then outstanding Debentures into shares of Common Stock at the then current Conversion Number if the Market Price (as hereinafter defined) of the shares of Common Stock equals or exceeds $1.00 for more than twenty (20) consecutive trading days prior to the date fixed for conversion by the Company.

                  (b) The term "Market Price" with respect to a share of Common Stock shall mean for each trading day the reported closing sale price, or, if there were no sales on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, in the NASDAQ National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for the purpose, or, if such prices are not available, the fair market value set by, or in a manner established by, the Board of Directors of the Company in good faith.

         11. Amendment and Waiver. Subject to Section 4 hereof, the provisions of this Debenture may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder(s).

         12. Debentures Transferable.

                  (a) Right to Transfer. The Holder shall be entitled to assign, transfer or pledge all or any part of this Debenture to any Person; it being expressly understood that any Person becoming a Holder shall by acceptance of this Debenture be bound by all of the terms and conditions hereof. Transfer of this Debenture is also subject to the terms and conditions set forth in the confidential Amended Private Offering Memorandum which expired on February 28, 1994, unless extended in accordance with the terms thereof (the "Amended Private Offering Memorandum").

                  (b) Procedure. Upon the surrender of this Debenture in connection with any transfer or assignment, the Company shall issue a new Debenture or Debentures payable to the Person or Persons designated by the Holder as the transferee or transferees of such transfer in the aggregate principal amount equal to the unpaid principal amount of the Debenture so surrendered and substantially in the form of such Debenture with appropriate revisions. Any assignment or transfer pursuant to the terms of this Section shall be without charge to the Holder;

provided, however, to the extent that there are any transfer taxes owing on any such assignment or transfer, such taxes shall be payable by the Holder.

         13. Miscellaneous.

                  (a) Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Debenture, and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of this Debenture, if mutilated, the Company will make and deliver a new Debenture of like tenor in lieu of such lost, stolen, destroyed, or mutilated Debenture.

                  (b) Collection. If the Holder shall institute any action to enforce collection of this Debenture, there shall become due and payable from the Company, in addition to the unpaid principal amount and interest, all costs and expenses of that action (including, but not limited to, reasonable attorneys' fees) and the Holder shall be entitled to judgment for all such additional amounts.

                  (c) Delay. No delay or failure on the part of the Holder to exercise any power or right given under this Debenture, including, but not limited to, the right to accelerate the amounts due, shall operate as a waiver of the power or right, and no right or remedy of the Holder shall be deemed abridged or modified by the course of conduct.

                  (d) Waiver. The Company waives presentment, demand for payment, notice of dishonor, and all other notices or demands in connection with the delivery, acceptance, performance, default, or endorsement of this Debenture.

                  (e) Notices. All notices, requests, and demands to or upon the Holder hereof or the Company to be effective shall be in writing and shall be deemed to have been duly given or made when delivered by hand, by a recognized overnight courier or five Business Days after being mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:


                           If to the Company, to:

                           U.S. ENERGY SYSTEMS, INC.
                           515 North Flagler Drive, Suite 202
                           West Palm Beach, Florida  33401
                           Attention:  Richard H. Nelson
                                             President


                           If to the Holder, to:



                  (f) LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK.

                  (g) Successors. This Debenture shall be binding upon the Company and its successors and assigns.

                            U.S. ENVIROSYSTEMS, INC.


                           By:
                              ------------------------------------
                               Name:          Theodore Rosen
                               Title         Chairman, Board of
                                              Directors